Investors:    David Gennarelli, david.gennarelli@autodesk.com, 415-507-6033

Press:         Noah Cole, noah.cole@autodesk.com, 415-580-3535

AUTODESK REPORTS STRONG FIRST QUARTER RESULTS
Delivers Double-digit Billings Growth
Raises Billings and Revenue Outlook for Fiscal Year 2015

SAN RAFAEL, Calif., MAY 15, 2014-- Autodesk, Inc. (NASDAQ: ADSK) today reported financial results for the first quarter of fiscal 2015.

First Quarter Fiscal 2015

•	Total billings increased 10 percent, compared to the first quarter of fiscal 2014.

•	Total subscriptions increased by over 89,000, compared to the fourth quarter of fiscal 2014.

•
Revenue was $593 million, an increase of 4 percent, compared to the first quarter of fiscal 2014 as reported, and increased 5 percent on a constant currency basis. Revenue contribution from the recent acquisition of Delcam was immaterial to first quarter results.

•	GAAP operating margin was 7 percent, compared to 14 percent in the first quarter of fiscal 2014.

•	Non-GAAP operating margin was 17 percent, compared with 24 percent in the first quarter of fiscal 2014. A reconciliation of GAAP to non-GAAP results is provided in the accompanying tables.

•	GAAP diluted earnings per share were $0.12, compared to $0.24 in the first quarter of fiscal 2014.

•	Non-GAAP diluted earnings per share were $0.32, compared to $0.42 in the first quarter of fiscal 2014.

•	Deferred revenue increased 13 percent to a record $964 million, compared to the first quarter of fiscal 2014.

•	Cash flow from operating activities was $219 million, compared to $224 million in the first quarter of fiscal 2014.

"Our year is off to an encouraging start.  We had solid first quarter results and made meaningful progress on our business model transition with the addition of over 89,000 subscriptions,” said Carl Bass, Autodesk president and CEO.  "Continued strength in our suites and Architecture, Engineering and Construction (AEC) business segment, strong demand in Asia Pacific (APAC), and solid performance in our Manufacturing business drove financial results above our expectations.

“While we experienced strong growth in our cloud and desktop subscriptions (rental)", Bass continued, "strong growth in maintenance subscriptions was the primary driver behind the increase in total subscriptions, as expected.  Late in the first quarter we launched AutoCAD LT as a desktop subscription on a global basis and were pleased with the initial response.  We look forward to building on these early successes and transitioning Autodesk to an even more profitable and recurring, subscription-based model over the next four years.”

First Quarter Operational Overview

Revenue in the Americas increased 2 percent to $206 million compared to the first quarter last year as reported. EMEA revenue increased 4 percent to $226 million compared to the first quarter last year as reported, and 2 percent on a constant currency basis. Revenue in APAC increased 6 percent to $161 million compared to the first quarter last year as reported, and increased 15 percent on a constant currency basis. Revenue from emerging economies increased 5 percent to $79 million compared to the first quarter last year as reported and 4 percent on a constant currency basis. Revenue from emerging economies represented 13 percent of total revenue in the first quarter.

Revenue from the Platform Solutions and Emerging Business (PSEB) segment was flat at $212 million compared to the first quarter last year. Revenue from the AEC business segment increased 14 percent to $196 million compared to the first quarter last year. Revenue from the Manufacturing business segment increased 6 percent to $147 million compared to the first quarter last year. Revenue from the Media and Entertainment business (M&E) segment decreased 19 percent to $38 million compared to the first quarter last year.

Revenue from Flagship products decreased 4 percent to $299 million compared to the first quarter last year. Revenue from Suites increased 19 percent to $210 million compared to the first quarter last year. Revenue from New and Adjacent products was $83 million, and increased 2 percent compared to the first quarter last year.

"We are pleased with the first quarter results," said Mark Hawkins, Autodesk executive vice president and CFO. "Our better than expected results, coupled with our optimistic view of the current macroeconomic environment, led us to raise our business outlook for billings and revenue for fiscal year 2015."

Business Outlook

The following are forward-looking statements based on current expectations and assumptions, and involve risks and uncertainties some of which are set forth below. Autodesk's business outlook for the second quarter and full year fiscal 2015 assumes, among other things, a continuation of the current economic environment and foreign exchange currency rate environment, and interest expense related to Autodesk's $750 million debt offering in December 2012. A reconciliation between the GAAP and non-GAAP estimates for fiscal 2015 is provided in the tables following this press release.

Second Quarter Fiscal 2015

Q2 FY15 Guidance Metrics	Q2 FY15 (ending July 31, 2014)
Revenue (in millions)	$595-$610
EPS GAAP	$0.05-$0.10
EPS Non-GAAP (1)	$0.25-$0.30
_______________
(1) Non-GAAP earnings per diluted share exclude $0.11 related to stock-based compensation expense and $0.09 for the amortization of acquisition related intangibles, net of tax.

Full Year Fiscal 2015

FY15 Guidance Metrics	FY15 (ending January 31, 2015)
Billings growth	7-9%
Revenue growth	4-6%
GAAP operating margin	3-5%
Non-GAAP operating margin	14-16%
Net subscription additions	150,000-200,000

The second quarter and full year fiscal 2015 outlook assume projected annual effective tax rates of 25 percent and 25.5 percent for GAAP and non-GAAP results, respectively. These rates do not include one-time discrete items or the federal R&D tax credit that expired on December 31, 2013.

Earnings Conference Call and Webcast

Autodesk will host its first quarter conference call today at 5:00 p.m. ET. The live broadcast can be accessed at http://www.autodesk.com/investors. Supplemental financial information and prepared remarks for the conference call will be posted to the investor relations section of Autodesk's website simultaneously with this press release.

NOTE: The prepared remarks will not be read on the conference call. The conference call will include only brief remarks followed by questions and answers.

A replay of the broadcast will be available at 7:00 pm ET at http://www.autodesk.com/investors. This replay will be maintained on Autodesk's website for at least 12 months.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties, including statements in the paragraphs under “Business Outlook” above, statements regarding the impacts of our business model transition, and other statements regarding our strategies, market and products positions, performance, and results. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: general market, political, economic and business conditions; failure to maintain our revenue growth and profitability; failure to successfully manage transitions to new business models and markets, including the introduction of additional ratable revenue streams and our continuing efforts to attract customers to our cloud-based offerings and expenses related to the transition of our business model; failure to maintain cost reductions and productivity increases or otherwise control our expenses; our performance in particular geographies, including emerging economies; the ability of governments around the world to meet their financial and debt obligations, and finance infrastructure projects; weak or negative growth in the industries we serve; slowing momentum in subscription billings or revenues; difficulty in predicting revenue from new businesses and the potential impact on our financial results from changes in our business models; difficulties encountered in integrating new or acquired businesses and technologies; the inability to identify and realize the anticipated benefits of acquisitions; the financial and business condition of our reseller and distribution channels; dependence on and the timing of large transactions; fluctuation in foreign currency exchange rates; the success of our foreign currency hedging program; failure to achieve sufficient sell-through in our channels for new or existing products; pricing pressure; unexpected fluctuations in our tax rate; the timing and degree of expected investments in growth and efficiency opportunities; changes in the timing of product releases and retirements; and any unanticipated accounting charges.

Further information on potential factors that could affect the financial results of Autodesk are included in Autodesk's Annual Report on Form 10-K for the year ended January 31, 2014, which is on file with the U.S. Securities and Exchange Commission. Autodesk does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Autodesk

Autodesk helps people imagine, design and create a better world. Everyone--from design professionals, engineers and architects to digital artists, students and hobbyists--uses Autodesk software to unlock their creativity and solve important challenges. For more information visit autodesk.com or follow @autodesk.

Autodesk is a registered trademark of Autodesk, Inc., and/or its subsidiaries and/or affiliates in the USA and/or other countries. All other brand names, product names or trademarks belong to their respective holders. Autodesk reserves the right to alter product and services offerings, and specifications and pricing at any time without notice, and is not responsible for typographical or graphical errors that may appear in this document.

© 2014 Autodesk, Inc. All rights reserved.

Autodesk, Inc.
Condensed Consolidated Statements of Operations
(In millions, except per share data)

	Three Months Ended April 30,
	2014	2013
	(Unaudited)
Net revenue:
License and other	$316.2	$323.5
Subscription	276.3	246.9
Total net revenue	592.5	570.4
Cost of revenue:
Cost of license and other revenue	49.3	44.4
Cost of subscription revenue	29.4	23.1
Total cost of revenue	78.7	67.5
Gross profit	513.8	502.9
Operating expenses:
Marketing and sales	225.4	208.8
Research and development	170.5	150.8
General and administrative	73.4	61.5
Restructuring charges, net	2.3	0.4
Total operating expenses	471.6	421.5
Income from operations	42.2	81.4
Interest and other (expense) income, net	(6.6)	(8.8)
Income before income taxes	35.6	72.6
Provision for income taxes	(7.3)	(17.0)
Net income	$28.3	$55.6
Basic net income per share	$0.12	$0.25
Diluted net income per share	$0.12	$0.24
Weighted average shares used in computing basic net income per share	227.0	223.8
Weighted average shares used in computing diluted net income per share	231.6	229.3

Autodesk, Inc.
Condensed Consolidated Balance Sheets
(In millions)

	April 30, 2014	January 31, 2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,609.6	$1,853.0
Marketable securities	510.1	414.1
Accounts receivable, net	323.3	423.7
Deferred income taxes	54.5	56.8
Prepaid expenses and other current assets	92.8	87.4
Total current assets	2,590.3	2,835.0
Marketable securities	268.2	277.3
Computer equipment, software, furniture and leasehold improvements, net	142.1	130.3
Purchased technologies, net	89.4	63.1
Goodwill	1,263.0	1,009.9
Deferred income taxes, net	93.6	131.1
Other assets	202.0	148.3
	$4,648.6	$4,595.0
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$90.3	$84.5
Accrued compensation	156.6	181.2
Accrued income taxes	36.4	24.3
Deferred revenue	749.7	696.2
Other accrued liabilities	85.7	85.3
Total current liabilities	1,118.7	1,071.5
Deferred revenue	213.8	204.4
Long term income taxes payable	170.5	211.8
Long term notes payable, net of discount	746.6	746.4
Other liabilities	110.3	99.4
Stockholders’ equity:
Preferred stock	—	—
Common stock and additional paid-in capital	1,683.1	1,637.3
Accumulated other comprehensive income (loss)	5.6	(0.6)
Retained earnings	600.0	624.8
Total stockholders’ equity	2,288.7	2,261.5
	$4,648.6	$4,595.0

Autodesk, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)

	Three Months Ended April 30,
	2014	2013
	(Unaudited)
Operating activities:
Net income	$28.3	$55.6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	36.1	33.1
Stock-based compensation expense	33.6	33.5
Excess tax benefits from stock-based compensation	—	(9.0)
Restructuring charges, net	2.3	0.4
Other operating activities	8.3	6.7
Changes in operating assets and liabilities, net of business combinations	110.1	103.8
Net cash provided by operating activities	218.7	224.1
Investing activities:
Purchases of marketable securities	(306.4)	(264.6)
Sales of marketable securities	59.2	128.1
Maturities of marketable securities	163.1	68.9
Capital expenditures	(14.5)	(25.8)
Acquisitions, net of cash acquired	(322.3)	(34.7)
Other investing activities	(0.8)	(3.6)
Net cash (used in) investing activities	(421.7)	(131.7)
Financing activities:
Proceeds from issuance of common stock, net of issuance costs	62.2	70.0
Repurchase and retirement of common stock	(102.5)	(129.2)
Draws on line of credit	—	—
Excess tax benefits from stock-based compensation	—	9.0
Net cash (used in) financing activities	(40.3)	(50.2)
Effect of exchange rate changes on cash and cash equivalents	(0.1)	1.4
Net (decrease) increase in cash and cash equivalents	(243.4)	43.6
Cash and cash equivalents at beginning of fiscal year	1,853.0	1,612.2
Cash and cash equivalents at end of period	$1,609.6	$1,655.8

Autodesk, Inc.
Reconciliation of GAAP financial measures to non-GAAP financial measures
(In millions, except per share data)

To supplement our consolidated financial statements presented on a GAAP basis, Autodesk provides investors with certain non-GAAP measures including non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per share and billings. Excluding billings, these non-GAAP financial measures are adjusted to exclude certain costs, expenses, gains and losses, including stock-based compensation expense, restructuring charges, amortization of purchased intangibles, gain and loss on strategic investments, and related income tax expenses. In the case of billings, we reconcile to revenue by adjusting for the change in deferred revenue from the beginning to the end of the period less any deferred revenue balances acquired from business combination(s) during the period and other discounts. See our reconciliation of GAAP financial measures to non-GAAP financial measures herein. We believe these exclusions are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future, as well as to facilitate comparisons with our historical operating results. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk's underlying operational results and trends and our marketplace performance. For example, non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP in the United States. Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

The following table shows Autodesk's non-GAAP results reconciled to GAAP results included in this release.

	Three Months Ended
	April 30,
	2014	2013
	(Unaudited)

GAAP cost of license and other revenue	$49.3	$44.4
Stock-based compensation expense	(0.9)	(0.9)
Amortization of developed technology	(11.8)	(9.8)
Non-GAAP cost of license and other revenue	$36.6	$33.7

GAAP cost of subscription revenue	$29.4	$23.1
Stock-based compensation expense	(0.8)	(0.6)
Amortization of developed technology	(1.2)	(1.0)
Non-GAAP cost of subscription revenue	$27.4	$21.5

GAAP gross profit	$513.8	$502.9
Stock-based compensation expense	1.7	1.5
Amortization of developed technology	13.0	10.8
Non-GAAP gross profit	$528.5	$515.2

GAAP marketing and sales	$225.4	$208.8
Stock-based compensation expense	(14.0)	(14.1)
Non-GAAP marketing and sales	$211.4	$194.7

GAAP research and development	$170.5	$150.8
Stock-based compensation expense	(10.9)	(10.9)
Non-GAAP research and development	$159.6	$139.9

GAAP general and administrative	$73.4	$61.5
Stock-based compensation expense	(7.0)	(7.0)
Amortization of customer relationships and trade names	(10.9)	(10.8)
Non-GAAP general and administrative	$55.5	$43.7

GAAP restructuring charges (benefits), net	$2.3	$0.4
Restructuring (charges) benefits	(2.3)	(0.4)
Non-GAAP restructuring charges (benefits), net	$—	$—

GAAP operating expenses	$471.6	$421.5
Stock-based compensation expense	(31.9)	(32.0)
Amortization of customer relationships and trade names	(10.9)	(10.8)
Restructuring (charges) benefits	(2.3)	(0.4)
Non-GAAP operating expenses	$426.5	$378.3

GAAP income from operations	$42.2	$81.4
Stock-based compensation expense	33.6	33.5
Amortization of developed technology	13.0	10.8
Amortization of customer relationships and trade names	10.9	10.8
Restructuring charges (benefits)	2.3	0.4
Non-GAAP income from operations	$102.0	$136.9

GAAP interest and other income, net	$(6.6)	$(8.8)
Loss (gain) on strategic investments	3.6	1.1
Non-GAAP interest and other income, net	$(3.0)	$(7.7)

GAAP provision for income taxes	$(7.3)	$(17.0)
Discrete GAAP tax provision items	(2.1)	(0.5)
Income tax effect of non-GAAP adjustments	(15.8)	(15.4)
Non-GAAP provision for income tax	$(25.2)	$(32.9)

GAAP net income	$28.3	$55.6
Stock-based compensation expense	33.6	33.5
Amortization of developed technology	13.0	10.8
Amortization of customer relationships and trade names	10.9	10.8
Restructuring charges (benefits)	2.3	0.4
Loss (gain) on strategic investments	3.6	1.1
Discrete GAAP tax provision items	(2.1)	(0.5)
Income tax effect of non-GAAP adjustments	(15.8)	(15.4)
Non-GAAP net income	$73.8	$96.3

GAAP diluted net income per share	$0.12	$0.24
Stock-based compensation expense	0.14	0.15
Amortization of developed technology	0.06	0.05
Amortization of customer relationships and trade names	0.05	0.05
Restructuring charges (benefits)	0.01	—
Loss (gain) on strategic investments	0.02	—
Discrete GAAP tax provision items	(0.01)	—

Income tax effect of non-GAAP adjustments	(0.07)	(0.07)
Non-GAAP diluted net income per share	$0.32	$0.42

Autodesk, Inc.

Other Supplemental Financial Information (a)

Fiscal Year 2015	QTR 1	QTR 2	QTR 3	QTR 4	YTD 2015
Financial Statistics ($ in millions, except per share data):
Total Net Revenue:	$593				$593
License and Other Revenue	$316				$316
Subscription Revenue	$276				$276

GAAP Gross Margin	87%				87%
Non-GAAP Gross Margin (1)(2)	89%				89%

GAAP Operating Expenses	$472				$472
GAAP Operating Margin	7%				7%
GAAP Net Income	$28				$28
GAAP Diluted Net Income Per Share (b)	$0.12				$0.12

Non-GAAP Operating Expenses (1)(3)	$427				$427
Non-GAAP Operating Margin (1)(4)	17%				17%
Non-GAAP Net Income (1)(5)	$74				$74
Non-GAAP Diluted Net Income Per Share (1)(6)(b)	$0.32				$0.32

Total Cash and Marketable Securities	$2,388				$2,388
Days Sales Outstanding	50				50

Capital Expenditures	$15				$15
Cash Flow from Operating Activities	$219				$219
GAAP Depreciation, Amortization and Accretion	$36				$36

Deferred Subscription Revenue Balance	$848				$848

Revenue by Geography:
Americas	$206				$206
Europe, Middle East and Africa	$226				$226
Asia Pacific	$161				$161
% of Total Rev from Emerging Economies	13%				13%

Revenue by Segment:
Platform Solutions and Emerging Business	$212				$212
Architecture, Engineering and Construction	$196				$196
Manufacturing	$147				$147

Media and Entertainment	$38	$38

Other Revenue Statistics:
% of Total Rev from Flagship	50%	50%
% of Total Rev from Suites	35%	35%
% of Total Rev from New and Adjacent	14%	14%
% of Total Rev from AutoCAD and AutoCAD LT	32%	32%

Favorable (Unfavorable) Impact of U.S. Dollar Translation Relative to
Foreign Currencies Compared to Comparable Prior Year Period:
FX Impact on Total Net Revenue	$(9)	$(9)
FX Impact on Cost of Revenue and Total Operating Expenses	$2	$2
FX Impact on Operating Income	$(7)	$(7)

Gross Margin by Segment:
Platform Solutions and Emerging Business	$191	$191
Architecture, Engineering and Construction	$176	$176
Manufacturing	$133	$133
Media and Entertainment	$29	$29
Unallocated amounts	$(15)	$(15)

Common Stock Statistics (in millions):
Common Shares Outstanding	227.5	227.5
Fully Diluted Weighted Average Shares Outstanding	231.6	231.6
Shares Repurchased	2.0	2.0

Subscriptions (in millions):
Total Subscriptions (c)	1.94	1.94

(a) Totals may not agree with the sum of the components due to rounding.
(b) Earnings per share were computed independently for each of the periods presented; therefore the sum of the earnings per share amounts for the quarters may not equal the total for the year.
(c) Total Subscriptions consists of subscriptions from our maintenance, desktop, cloud service and enterprise license offerings that are active as of the quarter end date. For certain cloud based and enterprise license offerings, subscriptions represent the monthly average activity within the last three months of the quarter end date. Total subscriptions do not include data from education offerings, consumer product offerings, certain Creative Finishing product offerings, Autodesk Buzzsaw, Autodesk Constructware and Delcam products. Subscriptions acquired with the acquisition of a business are captured once the data conforms to our subscription count methodology and when added, may cause variability in the quarterly comparisons of this calculation.

(1) To supplement our consolidated financial statements presented on a GAAP basis, Autodesk provides investors with certain non-GAAP measures including non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per share and billings. Excluding billings, these non-GAAP financial measures are adjusted to exclude certain costs, expenses, gains and losses, including stock-based compensation expense, restructuring charges, amortization of purchased intangibles, gain and loss on strategic investments, and related income tax expenses. In the case of billings, we reconcile to revenue by adjusting for the change in deferred revenue from the beginning to the end of the period less any deferred revenue balances acquired from business combination(s) during the period and other discounts. See our reconciliation of GAAP financial measures to non-GAAP financial measures herein. We believe these exclusions are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future, as well as to facilitate comparisons with our historical operating results. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk's underlying operational results and trends and our marketplace performance. For example, non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods. There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP in the United States. Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying Autodesk's press release.

	QTR 1	QTR 2	QTR 3	QTR 4	YTD 2015
(2) GAAP Gross Margin	87%				87%
Stock-based compensation expense	—%				—%
Amortization of developed technology	2%				2%
Non-GAAP Gross Margin	89%				89%

(3) GAAP Operating Expenses	$472				$472
Stock-based compensation expense	(32)				(32)
Amortization of customer relationships and trade names	(11)				(11)
Restructuring (charges) benefits, net	(2)				(2)
Non-GAAP Operating Expenses	$427				$427

(4) GAAP Operating Margin	7%				7%
Stock-based compensation expense	6%				6%
Amortization of developed technology	2%				2%
Amortization of customer relationships and trade names	2%				2%
Restructuring charges (benefits), net	—%				—%
Non-GAAP Operating Margin	17%				17%

(5) GAAP Net Income	$28				$28
Stock-based compensation expense	34				34
Amortization of developed technology	13				13
Amortization of customer relationships and trade names	11				11
Restructuring charges (benefits), net	2				2
Loss (gain) on strategic investments	4				4
Discrete GAAP tax provision items	(2)				(2)
Income tax effect of non-GAAP adjustments	(16)				(16)
Non-GAAP Net Income	$74				$74

(6) GAAP Diluted Net Income Per Share	$0.12		$0.12
Stock-based compensation expense	0.14		0.14
Amortization of developed technology	0.06		0.06
Amortization of customer relationships and trade names	0.05		0.05
Restructuring charges (benefits), net	0.01		0.01
Loss (gain) on strategic investments	0.02		0.02
Discrete GAAP tax provision items	(0.01)		(0.01)
Income tax effect of non-GAAP adjustments	(0.07)		(0.07)
Non-GAAP Diluted Net Income Per Share	$0.32		$0.32

Reconciliation for Billings:
	Q115
Year over year change in GAAP Net Revenue	4%
Change in deferred revenue in the current period	7%
Change in acquisition related deferred revenue and other in the current period	(1)%
Year over year change in Billings	10%

Reconciliation for Guidance:
The following is a reconciliation of anticipated fiscal 2015 GAAP and non-GAAP operating margins:
	Fiscal 2015
GAAP operating margin	3%	5%
Stock-based compensation expense	7%	7%
Amortization of purchased intangibles	4%	4%
Restructuring charges	—%	—%
Non-GAAP operating margin	14%	16%

Reconciliation for Long Term Operating Margins:
Autodesk is not able to provide targets for our long term (ending with fiscal year 2018) GAAP operating margins at this time because of the difficulty of estimating certain items that are excluded from non-GAAP that affect operating margin, such as charges related to stock-based compensation expense and amortization of acquisition related intangibles, the effect of which may be significant.